UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

The Board of Directors of Western Digital Corporation (the “Company”) on July 3, 2014 unanimously appointed Paula Price to serve as a member of the Board of Directors of the Company until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualified. Concurrent with her appointment as a director, Ms. Price was appointed to the Audit Committee of the Board of Directors. There are no arrangements or understandings between Ms. Price and any other person pursuant to which Ms. Price was appointed to serve on the Board of Directors. Ms. Price has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Price will receive compensation for her services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized (i) in Exhibit 10.5 to the Company’s Annual Report on Form 10-K for its fiscal year ended June 28, 2013, as filed with the Securities and Exchange Commission on August 19, 2013, and (ii) under “Director Compensation—Fiscal 2013 Director Compensation Program for Non-Hitachi Designated Directors” in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on September 27, 2013.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnity agreement with Ms. Price, which requires the Company to indemnify her against certain liabilities that may arise as a result of her status or service as a director. The indemnification protection commences on the date of the agreement and continues through the later of ten years after the director’s termination of service or one year after the final termination of any Proceeding (as defined in the agreement) then pending in which the director is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the director seeking indemnification or advancement of expenses. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which is attached as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for its quarter ended September 27, 2002, as filed with the Securities and Exchange Commission on November 8, 2002.

Item 7.01 Regulation FD Disclosure.

Director Appointment

The Company issued a press release on July 7, 2014, announcing the appointment of Ms. Price to the Board of Directors. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Western Digital Corporation on July 7, 2014 announcing appointment of Paula Price to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: July 7, 2014		Michael C. Ray
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on July 7, 2014 announcing appointment of Paula Price to the Board of Directors.